Exhibit 99.1

Fluor Corporation	Brian Mershon / Brett Turner
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7621 / 864.281.6976 tel

469.398.7000 main tel	Jason Landkamer
Investor Relations
469.398.7222 tel

News Release

FLUOR REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

IRVING, TX (February 21, 2019) - Fluor Corporation (NYSE: FLR) today announced financial results for its fiscal year ended December 31, 2018. Earnings attributable to Fluor were $225 million, or $1.59 per diluted share, compared to 2017 earnings of $191 million, or $1.36 per diluted share. Earnings attributable to Fluor in 2018 were negatively impacted by $79 million, or $0.56 per diluted share, for the establishment of a valuation allowance on deferred tax assets. Excluding this non-cash item, adjusted earnings attributable to Fluor for 2018 were $304 million, or $2.15 per diluted share. Consolidated segment profit for the year was $602 million, up from $545 million a year ago. Revenue of $19.2 billion in 2018 compares to $19.5 billion in the prior year. Full year new awards more than doubled to $27.7 billion, consisting of $10.6 billion in Energy & Chemicals, $10.8 billion in Mining, Industrial, Infrastructure & Power, $4.1 billion in Government and $2.1 billion in Diversified Services. Consolidated backlog at year-end was $40 billion.

"In 2018 Fluor continued to transform our approach to address the rapidly changing global markets and set the foundation for long-term sustainable growth," said David Seaton, Fluor chairman and chief executive officer. "Despite the challenges we encountered last year, we enter 2019 with a sizeable backlog and a compelling integrated solution for the end markets we serve."

Corporate G&A expense for 2018 was $148 million, down from $192 million a year ago. Expenses for the year decreased primarily due to favorable foreign exchange fluctuations. Fluor’s cash and marketable securities at the end of the year was $2.0 billion. During 2018, the company paid out $119 million in dividends and repurchased $50 million of Fluor shares.

Fourth Quarter Results
Earnings for the fourth quarter of 2018 were $50 million, or $0.36 per diluted share. Excluding $58 million, or $0.41 per diluted share, in non-cash tax charges related to the valuation allowance previously mentioned, adjusted earnings attributable to Fluor for the fourth quarter were $108 million, or $0.77 per diluted share. Results for the fourth quarter of 2018 include a pre-tax charge of $72 million for a gas-fired power project and a downstream project, both now online, and an offshore project. Segment profit for the fourth quarter of 2018 was $149 million, down from $195 million a year ago. Corporate G&A expenses in the fourth quarter of 2018 declined to $8 million, compared with $54 million a year ago due to favorable foreign exchange fluctuations and lower stock-based compensation expense. Revenue for the quarter was $4.8 billion and new awards were $10.1 billion.

Outlook
For 2019, the Company is establishing its initial EPS guidance at a range of $2.50 to $3.00 per diluted share, excluding any impact of foreign exchange fluctuations. Guidance for 2019 assumes increasing contributions and a balanced set of opportunities from our Energy & Chemicals and Mining, Industrial, Infrastructure and Power segments.

Business Segments

Fluor’s Energy & Chemicals segment reported segment profit of $337 million, compared to a segment profit of $425 million in 2017. Revenue for 2018 was $7.7 billion, down from $8.6 billion in the previous year. Full year new awards in 2018 totaled $10.6 billion, compared to $4.0 billion in 2017. In the fourth quarter, the segment booked new awards of $8.8 billion, including an LNG export facility project in Canada. Ending backlog was $17.8 billion compared to $15.1 billion a year ago.

The Mining, Industrial, Infrastructure & Power segment reported a segment loss of $14 million, compared to a segment loss of $141 million in 2017. Revenue for 2018 remained flat at $5.2 billion versus a year ago. New awards in 2018 totaled $10.8 billion compared to $4.0 billion in 2017. New awards in the fourth quarter were $438 million and ending backlog was $15.3 billion, compared to $9.6 billion a year ago.

The Government group reported segment profit of $179 million, up from $128 million a year ago. Revenue for 2018 was $3.8 billion, compared to $3.2 billion a year ago. New awards totaled $4.1 billion for the year, compared to $2.6 billion in 2017. Fourth quarter 2018 new awards were $33 million and ending backlog was $4.6 billion, compared to $3.8 billion a year ago.

The Diversified Services segment reported segment profit of $100 million in 2018, compared to $134 million a year ago. Revenue for the year was $2.5 billion, flat to a year ago. Full year new awards in 2018 totaled $2.1 billion compared to $2.0 billion in 2017. New awards in the fourth quarter were $856 million and included a refinery maintenance contract in Colombia. Ending backlog was $2.3 billion, compared to $2.5 billion a year ago.

Fourth Quarter and Year-End Conference Call

Fluor will host a conference call at 5:30 p.m. Eastern time on Thursday, February 21, which will be webcast live on the Internet and can be accessed by logging onto http://investor.fluor.com. A supplemental slide presentation will be available shortly before the call begins. The webcast and presentation will be archived for 30 days following the call.

Non-GAAP Financial Measures
This press release contains discussions of consolidated segment profit, adjusted earnings and adjusted earnings per diluted share that would be deemed non-GAAP financial measures under SEC rules. Segment profit is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests excluding: corporate general and administrative expense; interest expense; interest income; domestic and foreign income taxes; and other non-operating income and expense items. The company believes that consolidated segment profit provides a meaningful perspective on its business results as it is the aggregation of individual segment profit measures that the company utilizes to evaluate and manage its business performance. A reconciliation of this measure to earnings (loss) before taxes is included in the press release tables. The company also excludes certain tax events from earnings and earnings per diluted share in this press release because the frequency and magnitude of similar events may vary widely across periods.This press release also includes forward-looking references to earnings per diluted share with certain exclusions that would be deemed a non-GAAP financial measure under SEC rules. Because the company is unable to reliably estimate the amounts of the excluded items, this press release does not contain a reconciliation to earnings per diluted share, the most directly comparable forward-looking measure.

About Fluor Corporation
Founded in 1912, Fluor Corporation (NYSE: FLR) is a global engineering, procurement, fabrication, construction and maintenance company that transforms the world by building prosperity and empowering progress. With its integrated solutions approach, Fluor serves its clients by designing, building and maintaining safe, well executed, capital-efficient projects around the world. With headquarters in Irving, Texas, Fluor ranks 153 on the Fortune 500 list with revenue of $19.2 billion in 2018 and has more than 53,000 employees worldwide. For more information, please visit www.fluor.com or follow Fluor on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management "believes," "expects," is “positioned” or other similar expressions). These forward-looking statements, including statements relating to future growth, backlog, earnings and the outlook for the Company’s business are based on current management expectations and involve risks and uncertainties. Actual results may differ materially as a result of a number of factors, including, among other things, the cyclical nature of many of the markets the Company serves, including the Company’s Energy & Chemicals segment; the Company's failure to receive new contract awards; cost overruns, project delays or other problems arising from project execution activities, including the failure to meet cost and schedule estimates; intense competition in the industries in which we operate; failure to obtain favorable results in existing or future litigation, dispute resolution proceedings or claims, including claims for additional costs; failure of our joint venture or other partners, suppliers or subcontractors to perform their obligations; cyber-security breaches; foreign economic and political uncertainties; client cancellations of, or scope adjustments to, existing contracts; failure to maintain safe worksites and international security risks; risks or uncertainties associated with events outside of our control, including weather conditions; client delays or defaults in making payments; the Company’s failure, or the failure of our agents or partners, to comply with laws; the use of estimates and assumptions in preparing our financial statements; the potential impact of certain tax matters; possible information technology interruptions or inability to protect intellectual property; new or changing legal requirements, including those relating to environmental, health and safety matters; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; the Company's ability to secure appropriate insurance; liabilities associated with the performance of nuclear services; foreign currency risks; the inability to hire and retain qualified personnel; the loss of one or a few clients that account for a significant portion of the Company's revenues; possible limitations on bonding or letter of credit capacity; risks or uncertainties associated with acquisitions, dispositions and investments; asset impairments; and risks arising from the inability to successfully integrate acquired businesses. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning these and other factors can be found in the Company's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Item 1A. Risk Factors" in the Company's Form 10-K filed on February 21, 2019. Such filings are available either publicly or upon request from Fluor's Investor Relations Department: (469) 398-7222. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

FLUOR CORPORATION
CONSOLIDATED FINANCIAL RESULTS
(in millions, except per share amounts)
Unaudited

CONSOLIDATED OPERATING RESULTS

THREE MONTHS ENDED DECEMBER 31	2018	2017
Revenue	$4,801.0	$5,027.4
Cost and expenses:
Cost of revenue	4,624.9	4,812.4
Corporate general and administrative expense	8.0	54.0
Interest expense, net	7.3	9.5
Total cost and expenses	4,640.2	4,875.9
Earnings before taxes	160.8	151.5
Income tax expense	82.9	70.7
Net earnings	77.9	80.8
Less: Net earnings attributable to noncontrolling interests	27.6	20.5
Net earnings attributable to Fluor Corporation	$50.3	$60.3

Basic earnings per share
Net earnings	$0.36	$0.43
Weighted average shares	140.2	139.9
Diluted earnings per share
Net earnings	$0.36	$0.43
Weighted average shares	141.0	141.0

New awards	$10,109.7	$3,234.5
Backlog	$39,957.3	$30,915.4
Work performed	$4,709.3	$4,903.6

FLUOR CORPORATION
CONSOLIDATED FINANCIAL RESULTS
(in millions, except per share amounts)
Unaudited

CONSOLIDATED OPERATING RESULTS

YEAR ENDED DECEMBER 31	2018	2017
Revenue	$19,166.6	$19,521.0
Cost and expenses:
Cost of revenue	18,496.7	18,902.5
Corporate general and administrative expense	148.0	192.2
Interest expense, net	40.1	39.9
Total cost and expenses	18,684.8	19,134.6
Earnings before taxes	481.8	386.4
Income tax expense	188.8	121.9
Net earnings	293.0	264.5
Less: Net earnings attributable to noncontrolling interests	68.2	73.1
Net earnings attributable to Fluor Corporation	$224.8	$191.4

Basic earnings per share
Net earnings	$1.60	$1.37
Weighted average shares	140.4	139.8
Diluted earnings per share
Net earnings	$1.59	$1.36
Weighted average shares	141.3	140.9

New awards	$27,672.3	$12,565.6
Backlog	$39,957.3	$30,915.4
Work performed	$18,719.5	$19,065.9

FLUOR CORPORATION
Unaudited
BUSINESS SEGMENT FINANCIAL REVIEW AND U.S. GAAP RECONCILIATION
($ in millions)

THREE MONTHS ENDED DECEMBER 31	2018		2017
Revenue
Energy & Chemicals	$1,838.4		$2,074.9
Mining, Industrial, Infrastructure & Power	1,549.0		1,285.7
Government	800.5		957.3
Diversified Services	613.1		709.5
Total revenue	$4,801.0		$5,027.4

Segment profit (loss) $ and margin % (2)
Energy & Chemicals	$84.2	4.6%	$116.5	5.6%
Mining, Industrial, Infrastructure & Power(1)	13.3	0.9%	(10.3)	(0.8)%
Government	23.3	2.9%	49.0	5.1%
Diversified Services	27.7	4.5%	39.3	5.5%
Total segment profit $ and margin %	$148.5	3.1%	$194.5	3.9%

Corporate general and administrative expense	(8.0)		(54.0)
Interest expense, net	(7.3)		(9.5)
Earnings attributable to noncontrolling interests	27.6		20.5
Earnings before taxes	$160.8		$151.5

YEAR ENDED DECEMBER 31	2018		2017
Revenue
Energy & Chemicals	$7,698.2		$8,565.8
Mining, Industrial, Infrastructure & Power	5,186.1		5,178.4
Government	3,772.0		3,232.7
Diversified Services	2,510.3		2,544.1
Total revenue	$19,166.6		$19,521.0

Segment profit (loss) $ and margin % (2)
Energy & Chemicals	$337.2	4.4%	$424.9	5.0%
Mining, Industrial, Infrastructure & Power(1)	(13.6)	(0.3)%	(141.0)	(2.7)%
Government	178.6	4.7%	127.9	4.0%
Diversified Services	99.6	4.0%	133.6	5.3%
Total segment profit $ and margin %	$601.8	3.1%	$545.4	2.8%

Corporate general and administrative expense	(148.0)		(192.2)
Interest expense, net	(40.1)		(39.9)
Earnings attributable to noncontrolling interests	68.1		73.1
Earnings before taxes	$481.8		$386.4
(1) Includes research and development expenses associated with NuScale totaling $9 million and $22 million for the three months ended December 31, 2018 and 2017, respectively, and $74 million and $76 million for the years ended December 31, 2018 and 2017, respectively.
(2) Segment profit margin % is calculated as segment profit divided by segment revenue.

FLUOR CORPORATION
Unaudited

SELECTED BALANCE SHEET ITEMS
($ in millions)
	December 31, 2018	December 31, 2017
Cash and marketable securities, including noncurrent	$1,979.6	$2,078.8
Total current assets	5,440.9	5,601.3
Total assets	8,913.6	9,327.7
Total short-term debt	26.9	27.4
Total current liabilities	3,552.5	3,574.2
Long-term debt	1,661.6	1,591.6
Shareholders' equity	2,963.2	3,342.3

SELECTED CASH FLOW ITEMS
($ in millions)

YEAR ENDED DECEMBER 31	2018	2017

Cash provided by operating activities	$162.2	$602.0

Investing activities
Net sales and maturities (purchases) of marketable securities	57.6	(21.0)
Capital expenditures	(211.0)	(283.1)
Proceeds from disposal of property, plant and equipment	81.0	96.1
Proceeds from sale of joint venture interest	124.9	—
Investments in partnerships and joint ventures	(73.1)	(273.1)
Return of capital from partnerships and joint ventures	22.3	3.2
Other items	(0.3)	(6.4)
Cash provided (utilized) by investing activities	1.4	(484.3)

Financing activities
Repurchase of common stock	(50.0)	—
Dividends paid	(118.7)	(118.0)
Proceeds from issuance of 4.250% Senior Notes	598.7	—
Repayment of 3.375% Senior Notes	(503.3)	—
Repayment of borrowings under revolving lines of credit	—	(53.5)
Debt issuance costs	(5.1)	—
Distributions paid to noncontrolling interests, net of capital contributions	(58.4)	(40.8)
Other items	(3.7)	(3.2)
Cash utilized by financing activities	(140.5)	(215.5)

Effect of exchange rate changes on cash	(62.4)	51.4

Decrease in cash and cash equivalents	$(39.3)	$(46.4)

Depreciation	$197.6	$206.1

FLUOR CORPORATION
Supplemental Fact Sheet
Unaudited
NEW AWARDS
($ in millions)

THREE MONTHS ENDED DECEMBER 31	2018		2017

Energy & Chemicals	$8,783	87%	$977	30%
Mining, Industrial, Infrastructure & Power	438	4%	637	20%
Government	33	1%	1,053	32%
Diversified Services	856	8%	568	18%
Total new awards	$10,110	100%	$3,235	100%

YEAR ENDED DECEMBER 31	2018		2017

Energy & Chemicals	$10,641	38%	$3,950	31%
Mining, Industrial, Infrastructure & Power	10,780	39%	4,040	32%
Government	4,112	15%	2,569	21%
Diversified Services	2,139	8%	2,007	16%
Total new awards	$27,672	100%	$12,566	100%

BACKLOG TRENDS
($ in millions)

AS OF DECEMBER 31	2018		2017

Energy & Chemicals	$17,834	45%	$15,113	49%
Mining, Industrial, Infrastructure & Power	15,254	38%	9,580	31%
Government	4,586	11%	3,771	12%
Diversified Services	2,283	6%	2,451	8%
Total backlog	$39,957	100%	$30,915	100%

United States	$11,737	29%	$12,908	42%
The Americas (excluding the United States)	16,205	41%	2,923	10%
Europe, Africa and the Middle East	9,305	23%	13,420	43%
Asia Pacific (including Australia)	2,710	7%	1,664	5%
Total backlog	$39,957	100%	$30,915	100%